Exhibit 99.1

Premier Brands Inc. Reiterates Strategic Business Model and Corporate Policy

Premier Brands, Inc. ("Premier Brands"),  a company in the business of creating, acquiring and marketing consumer packaged goods and new product development, today reiterates its strategic business model and corporate policy to clarify investor inquiries.

Premier Brands is a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutritional supplements. Our value proposition is to create not just one, but a portfolio of consumer products backed with our expertise in product development and branding. Therefore, the Company does not just have one brand or one customer. We plan to create brands as well as partner with other best-in-class products, either with a revenue sharing model or through a mergers and acquisitions model.

During the normal course of business, a client may terminate our services or Premier Brands will decide to terminate services with a client after determining the product or management is not a good fit with our business model or their product or management team does not fit our strict ethical standards. Our business model will not be disturbed with the termination of one or a few of our clients or projects. On the contrary, it is important to test and launch different products to find and keep the right brands and partners. The Company has maintained several clients since inception and continues to provide a variety of services for those clients.

Premier Brands has not provided any internal, proprietary or material information to any third party with permission to send press releases in the Company's behalf. If any other person or company makes statements about Premier Brands, it is without the consent of the Company and it should not be considered material information pertaining to our operations or business model.

It is the Company's corporate policy to communicate all material information only using press releases and corporate filings. If third parties violate confidentiality agreements or send misleading information about Premier Brands to harm the Company and stockholders then the Company will undertake the appropriate actions to protect its stockholders.

"It has come to our attention from our shareholders of the many statements being made by third parties regarding our Company. We want to re-emphasize that our incubation business model has not changed and we are currently working with several clients in various stages of product and brand development in which we believe have the potential to become successful brands in the future," commented Jorge Olson, President and CEO of Premier Brands.

About Premier Brands Inc.
Premier Brands is a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutritional supplements, and selling them into supermarkets, pharmacies and convenience stores. The company's vision is to support social entrepreneurship with new product development, consulting and mentoring. Premier Brands also owns the ZizZazz line of nutraceuticals.

For more information, please visit: www.PremierBrandsInc.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Premier Brands, Inc. can be found in the filings of Premier Brands, Inc. with the U.S. Securities and Exchange Commission.